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                                                                     Exhibit 5.1


                                  July 29, 2003


Board of Directors
Ashford Hospitality Trust, Inc.
14180 Dallas Parkway, Ninth Floor
Dallas, Texas  75254

Ladies and Gentlemen:

         We are acting as Maryland counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the "COMPANY"), in connection with its registration statement on Form S-11, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 40,250,000 shares of the Company's common stock, par value $.001 per share, all of which shares (the "SHARES") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. The Articles of Incorporation of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 30, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Friedman Billings Ramsey will act as representative, filed as
                  Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

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Board of Directors
Ashford Hospitality Trust, Inc.
July 29, 2003
Page 2


         5. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on May 15, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and
(iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.


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Board of Directors
Ashford Hospitality Trust, Inc.
July 29, 2003
Page 3


         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                   Very truly yours,



                                                   HOGAN & HARTSON L.L.P.